UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2020

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2020, Armata Pharmaceuticals, Inc. (NYSE: ARMP), a Washington corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva, Inc. (Nasdaq: INVA) (“Innoviva”), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement priced at-the-market under NYSE American rules, up to 8,710,800 newly issued shares of common stock, par value $0.01 per share (“common stock”), of the Company (the “Shares”) and warrants (the “Common Warrants”) to purchase up to 8,710,800 shares of common stock, with an exercise price per share of $2.87(the “Private Placement”). Each share of common stock is sold together with one Common Unit, and the per-Unit purchase price is $2.87.

The Private Placement is expected to occur in two tranches. At the closing of the first tranche (the “First Closing”), subject to satisfaction or waiver of certain closing conditions, including obtaining voting agreements (the “Voting Agreements”) from stockholders of the Company representing at least 50.1% of the outstanding shares of common stock, Innoviva will purchase the maximum number of Shares and Common Warrants issuable to Innoviva in compliance with any and all applicable laws and without the requirement for the prior receipt of the stockholders’ approval under the listing requirements of the NYSE American, which is anticipated to be approximately 1.0 million Shares and Common Warrants to purchase approximately 1.0 million shares of common stock for an aggregate purchase price of $2.8 million. At the closing of the second tranche (the “Second Closing”), subject to satisfaction of certain closing conditions, including the Company’s stockholders’ voting in favor of the transaction, Innoviva will purchase 8,710,800 shares of common stock less the number of Shares and Common Warrants sold at the First Closing, which is anticipated to be approximately 7.7 million Shares and Common Warrants to purchase approximately 7.7 million shares of common stock for an aggregate purchase price of $22.2 million.

At the first closing, Innoviva and the Company will enter into an investors rights agreement (the “Investor Rights Agreement”) which will provide that for so long as Innoviva and its affiliates hold at least 12.5% of the outstanding shares of common stock on a fully-diluted basis, Innoviva shall have the right to designate two (2) directors to the board of directors of the Company (the “Board”), and for so long as Innoviva and its affiliates hold at least 8% but less than 12.5% of the outstanding shares of common stock on a fully-diluted basis, Innoviva shall have the right to designate one (1) director to the Board, subject to certain qualifications and conditions in the Investor Rights Agreement. . The Company currently expects that Innoviva will appoint Sarah Schlesinger. M.D. and Odysseas Kostas, M.D. to serve on the Board. The Investor Rights Agreement also will provide for participation rights for Innoviva to participate in future offerings of equity securities by the Company.

Both the First Closing and the Second Closing are expected to close in the first quarter of 2020, subject to the satisfaction of certain closing conditions referenced above.

The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $25.0 million, before deducting transaction expenses, and excluding proceeds (if any) received in connection with the exercise of any warrants.

The foregoing descriptions of the Securities Purchase Agreement and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of the Investor Rights Agreement, form of Voting Agreements, and the form of the Common Warrants, copies of which are filed as Exhibit 10.1, 10.2, 10.3 and 4.1 hereto, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Innoviva in the Securities Purchase Agreement, the offering and sale of the Shares and Common Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sales of the Shares and Common Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Shares and Common Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, Innoviva represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares and Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Common Warrants in violation of the U.S. federal securities laws.

Item 8.01	Other Events.

On January 28, 2020, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In light of the transactions described elsewhere in this report, the Company no longer intends to conduct an offering of common stock in reliance on the registration statement on Form S-1 (File No. 333-235656), initially filed by the Company with the U.S. Securities and Exchange Commission on December 20, 2019 (as amended through the date hereof, the “Registration Statement”), which has not yet been declared effective. Accordingly, the Company intends to withdraw the Registration Statement as soon as practicable.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Warrant.

10.1	Securities Purchase Agreement, dated January 27, 2020, by and between the Company and Innoviva.

10.2	Form of Investor Rights Agreement, by and the Company and Innoviva.

10.3	Form of Voting Agreement, to be entered into by and between Innoviva and certain stockholders of the Company.

99.1	Press Release, dated January 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2020	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer